UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 20, 2010
Date of Report (date of earliest event reported)
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-26946 (Commission File Number)	94-3125814 (IRS Employer Identification Number)
3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)
(408) 986-9888
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At Intevac, Inc.’s (“Intevac”) Meeting of Stockholders (“Annual Meeting”) held on May 20, 2010, Intevac’s stockholders, upon the recommendation of Intevac’s board of directors, approved an amendment to the Intevac 2004 Equity Incentive Plan (as amended, the “Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares.
A brief summary of the Plan is included as part of Proposal Two in Intevac’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2010. The summary of the Plan contained in the proxy statement is qualified by and subject to the full text of the Plan, which is attached as an exhibit to this filing.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     The matters voted upon at Intevac’s Annual Meeting held on May 20, 2010 and the results of such voting are set forth below:

				Abstentions
	Affirmative	Negative	Votes	and Broker
	Votes	Votes	Withheld	Non-Votes
Proposal 1: Election of Directors
Norman H. Pond	18,386,319	N/A	67,633	2,275,469
Kevin Fairbairn	18,418,558	N/A	35,394	2,275,469
David S. Dury	18,124,226	N/A	329,726	2,275,469
Stanley J. Hill	18,122,126	N/A	331,826	2,275,469
Robert Lemos	18,175,372	N/A	278,580	2,275,469
Ping Yang	18,363,877	N/A	90,075	2,275,469

All director nominees were duly elected.

				Abstentions
	Affirmative	Negative	Votes	and Broker
	Votes	Votes	Withheld	Non-Votes
Proposal 2: Proposal to approve an amendment to the Intevac 2004 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares	15,898,850	1,834,579	—	2,995,992
Proposal 2 was approved.

				Abstentions
	Affirmative	Negative	Votes	and Broker
	Votes	Votes	Withheld	Non-Votes
Proposal 3: Ratification of Grant Thornton LLP as independent public accountants for the fiscal year ending December 31, 2010	20,398,697	318,079	—	12,645
Proposal 3 was approved.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1	2004 Equity Incentive Plan, as amended

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: May 21, 2010	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary